UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 22, 2006

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 10th 2006, the Registrant’s wholly-owned subsidiary Sino Trade - Intelligent Development Corp. LTD. (herein referred as “Sino Trade”) has created a wholly-owned subsidiary Idea Asia (a Honk Kong corporation) (herein referred as “Idea Asia”). Idea Asia was formed to include all aspects of entertainment related businesses acquired or created in the future.

On November 27th 2006, Idea Asia, the wholly-owned subsidiary of Sino Trade, the Registrant’s wholly-owned subsidiary, created China Media Power Ltd. (a Hong Kong corporation) (herein referred as “CMP”) which Idea Asia has a sixty percent (60%) ownership of CMP. CMP was formed for the purpose of the acquiring of the rights and licenses of a single television program.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to Item 2.01 referenced above, the following individuals are the directors and officers of Idea Asia and CMP, respectively.

Idea Asia

Michael Mak, the Chief Executive Officer, Chief Financial Officer and Director of the Registrant will serve as the a sole directorship and all officerships of Idea Asia.

China Media Power Ltd.

Michael Make, the Chief Executive Officer, Chief Financial Officer and Director of the Registrant will serve as Chief Executive Officer and as a Director of CMP.

John Leper, the Secretary and Director of the Registrant will serve as a Director of CMP.

Hing Ng, the Director of Sino Trade, the Registrant’s wholly-owned subsidiary, will serve as the Chief Financial Officer and as a Director of CMP.

Peter Lai, age 43, is serving as Ad manager and Director of CMP. Mr. Lai is a 25-year veteran in the field of advertising and media. He graduated from St. Paul’s College and started his career in advertising in 1981. Mr. Lai held various senior management positions in BBDO, Euro RSCG and Leo Burnett before he set up his own consultancy business and operating an outdoor media network in China in early 1990s. In 2001, Mr. Lai founded eNETVISION which provided revolutionary out-of-home electronic broadcasting in key airports in China. Mr. Lai further established Paragon Worldwide, a ground-breaking multi-media consultancy, providing total solution for integrated communications with a focus on the PRC media market.

Claude Yuen, age 52, is serving as Production manager and Director of CMP. Mr. Yuen graduated from the Hong Kong Ling Hai Academy of Art in 1972 and in 1978 graduated from Hong Kong Polytechnic University with a degree in Graphic and advertising design. From 1978 to 1985, Mr. Yuen served as Art and Creative Director of Ketchum International, a worldwide top 10 4A advertising agency. While working with Ketchum International , Mr. Yuen began teaching Graphic Design and Advertising Design at the Hong Kong Institute of Vocational Education. In 1985, Mr. Yuen founded Cycle International Advertising Ltd., who served as Chairman and Creative Director. He is a member of the Hong Kong Designers Association and a member of the Hong Kong Artist Association.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.1	Articles of Idea Asia

3.2	Articles of China Media Power Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Date: December 22, 2006	By:	/s/ Michael Mak
Michael Mak, President